UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 6, 2008

FBL Financial Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5400 University Avenue, West Des Moines, Iowa		50266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-225-5400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

References in this document to "us," "we," or "the Company" refer to FBL Financial Group, Inc. On November 6, 2008 we issued $100,000,000 of 9.25% Senior Notes due November 5, 2011 to two affiliates. Farm Bureau Mutual Insurance Company acquired a note for $75,000,000 and an investment affiliate of Iowa Farm Bureau Federation, our majority shareholder, acquired a note for $25,000,000. The notes are unsecured and rank pari pasu with our $75,000,000 Senior Notes due 2014, our $100,000,000 Senior Notes due 2017 and our $60,000,000 bank credit agreement due 2010. The notes are prepayable at anytime at par. Pursuant to a registration rights agreement, the holders of the Notes can require us to register the Notes for transfer. We are using $20,000,000 of the proceeds to retire short term debt borrowed from Farm Bureau Mutual Insurance Company in third quarter 2008.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above

Item 9.01 Financial Statements and Exhibits.

Exhibit No.
4.9

Description:
Form of 9.25% Senior Notes Due 2011 and attached registration rights agreement. These documents are not filed pursuant to the exception of Regulation S-K, Item 601(b)(4)(iii)(A); FBL Financial Group, Inc. agrees to furnish these documents to the Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL Financial Group, Inc.

November 10, 2008	By:	James P. Brannen

Name: James P. Brannen
Title: Chief Financial Officer